UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2004

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Item 5. Other Events

The Registrant has entered into a supplemental indenture, dated as of March 25, 2004, between the Registrant and Citibank, N.A., as trustee, to the senior debt securities indenture, dated as of April 25, 2003, between the Registrant and JPMorgan Chase Bank, as trustee, to designate the trustee for the Registrant’s Prudential Financial InterNotes®.

Item 7(c). Exhibits.

The Registrant furnishes herewith the following exhibits to its Registration Statement on Form S-3 (File Nos. 333-104444, 333-104444-01 and 333-104444-02):

1.9	Form of Selling Agent Agreement for Prudential Financial InterNotes®

4.27	Form of Supplemental Indenture for senior debt securities

4.28	Form of fixed rate Prudential Financial InterNotes®

4.29	Form of floating rate Prudential Financial InterNotes®

25.7	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Citibank, N.A. to act as trustee under the Senior Debt Indenture, as amended and supplemented, for the Prudential Financial InterNotes®

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2004

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Susan L. Blount
Name:	Susan L. Blount
Title:	Vice President and Deputy General Counsel